UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) November 5, 2004


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
                     --------------------------------------
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


FLORIDA                           000-30932                        98-0346454
-------                           ---------                        ----------
(STATE OR OTHER JURISDICTION)     (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)


                       132 PENN AVENUE, TELFORD, PA 18969
                       ----------------------------------

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (215) 721-2188
                                                           --------------


                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

      On November 5, 2004, the Company's Board of Directors engaged Mintz & Partners LLP ("Mintz") to audit the consolidated financial statements of the Company. During the Company's two most recent fiscal years and through November 5, 2004, the Company has not consulted with Mintz regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to
Item 304 of Regulation S-K.

      The Company has provided Mintz with a copy of the disclosures contained herein and provided Mintz with an opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respects in which it does not agree with the statements made by the Company herein. Mintz has advised the Company that it has reviewed this filing and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2004

                              Environmental Solutions Worldwide, Inc.
                              ---------------------------------------
                              (Registrant)


                              /s/ David Johnson
                              ---------------------------------------
                              David Johnson
                              INTERIM CHIEF EXECUTIVE OFFICER AND PRESIDENT